      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2002

                                                     REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                         TOLLGRADE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                                          25-1537134
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                                 493 NIXON ROAD
                          CHESWICK, PENNSYLVANIA 15024
                                  412-820-1400
    (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                 -------------

                   1995 LONG-TERM INCENTIVE COMPENSATION PLAN

                              CHRISTIAN L. ALLISON
                             CHIEF EXECUTIVE OFFICER
                         TOLLGRADE COMMUNICATIONS, INC.
                                 493 NIXON ROAD
                          CHESWICK, PENNSYLVANIA 15024
                                  412-820-1400
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                           JEFFREY G. AROMATORIO, ESQ.
                                 REED SMITH LLP
                                435 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15219
                                  412-288-3364

                                 -------------

                                            CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                          Proposed                  Proposed                 Amount of
Securities to be                   Amount to be       Maximum Offering          Maximum Aggregate          Registration
Registered                         Registered(1)       Price per share           Offering Price                 Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock,                        200,000             $15.835(2)                  $3,167,000                $291.36
$.20 par value
---------------------------------------------------------------------------------------------------------------------------

--------

1 Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Tollgrade Communications, Inc. 1995 Long-Term Incentive Compensation Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

2 Estimated solely for the purposes of calculating the amount of the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares which may be issued but are not subject to outstanding stock options is based on the average of the high and low sales prices of the Common Stock as reported by the NASDAQ National Market Issues listing for July 18, 2002 as quoted in The Wall Street Journal.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 200,000 shares of Common Stock, par value $.20 per share, being offered under the Tollgrade Communications, Inc. (the "Company") 1995 Long-Term Incentive Compensation Plan (the "1995 Plan").

         The contents of the Company's initial Form S-8 Registration Statement with respect to the 1995 Plan, File No. 333-04290, which was filed with the Securities and Exchange Commission on May 1, 1996, the Post-Effective Amendment No. 1 to Form S-8 Registration Statement with respect to the 1995 Plan, File No. 333-04290, which was filed with the Securities and Exchange Commission on July 18, 1997, the Form S-8 Registration Statement with respect to the 1995 Plan, File No. 333-83007, which was filed with the Securities and Exchange Commission on July 16, 1999, and the Form S-8 Registration Statement with respect to the 1995 Plan, File No. 333-65502, which was filed with the Securities and Exchange Commission on July 20, 2001, are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.


ITEM 8.  EXHIBITS.

  Exhibit No.
  -----------

     4.1 Amended and Restated Articles of Incorporation of the Company, as amended through May 6, 1998 (conformed copy).

     5.1 Opinion of Reed Smith LLP regarding legality of shares of the Company's Common Stock being registered.

     15.1      Letter re unaudited interim financial information.

     23.1 Consent of Reed Smith LLP (contained in the opinion filed as Exhibit 5.1 hereto).

     23.2      Consent of PricewaterhouseCoopers LLP, independent accountants.

     24.1      Powers of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Cheswick, Commonwealth of Pennsylvania, on July 18, 2002.

                                      TOLLGRADE COMMUNICATIONS, INC.


                                      By: /s/ Christian L. Allison
                                          -------------------------------------
                                             Christian L. Allison
                                             Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christian L. Allison and Sara M. Antol, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 18, 2002.

SIGNATURE                                TITLE
---------                                -----

    /s/ Christian L. Allison             Director, Chairman of the Board,
---------------------------------        Chief Executive Officer
Christian L. Allison                     (Principal Executive Officer)


    /s/ James J. Barnes                  Director
---------------------------------
James J. Barnes


    /s/ Daniel P. Barry                  Director
---------------------------------
Daniel P. Barry


    /s/ Rocco L. Flaminio                Director, Vice Chairman and
---------------------------------        Chief Technology Officer
Rocco L. Flaminio


    /s/ Richard M. Heibel                Director
---------------------------------
Richard M. Heibel, M.D.


    /s/ Robert W. Kampmeinert            Director
---------------------------------
Robert W. Kampmeinert

SIGNATURE                                TITLE
---------                                -----

    /s/ David S. Egan                    Director
---------------------------------
David S. Egan


    /s/ Samuel C. Knoch                  Chief Financial Officer
---------------------------------        and Treasurer
Samuel C. Knoch                          (Principal Financial Officer)


    /s/ Charles J. Shearer               Controller
---------------------------------        (Principal Accounting Officer)
Charles J. Shearer

                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-K)


  Exhibit No.  Description and Method of Filing                 Sequential Page
  -----------  --------------------------------                 ---------------

     4.1       Amended and Restated Articles of
               Incorporation of the Company, as amended through May 6, 1998 (conformed copy), filed as Exhibit 3.1 to the Annual Report of Tollgrade Communications, Inc. on Form 10-K for the year ended December 31, 1998.

     5.1       Opinion of Reed Smith LLP regarding legality
               of shares of the Company's Common Stock being
               registered, filed herewith.                             6

     15.1      Letter regarding unaudited financial
               information, filed herewith.                            7

     23.1 Consent of Reed Smith LLP (contained in the opinion filed as Exhibit 5.1 hereto).

     23.2      Consent of PricewaterhouseCoopers LLP,
               independent accountants, filed herewith.                8

     24.1 Powers of Attorney (filed herewith as part of the signature pages).